March 12, 1999

                                                                     EXHIBIT 4.7


                      THIS DOCUMENT CONSTITUTES PART OF A
                   PROSPECTUS COVERING SECURITIES THAT HAVE
               BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                           SUMMARY PLAN DESCRIPTION

     (a)  General Plan Information
          ------------------------

     1. The name of the plan is the Western Gas Resources, Inc. Non-Employee Directors' Stock Option Plan (the "Plan"), as amended. The name of the registrant of the Plan is Western Gas Resources, Inc., a Delaware corporation (the "Corporation").

     2. The purpose of the Plan is to enable certain of the Corporation's non-employee directors to participate in the growth and profitability of the Corporation by providing a method whereby non-employee directors may be encouraged to invest in Common Stock of the Corporation on reasonable terms to increase incentives to contribute to the Corporation's future success and prosperity and to allow them to acquire a proprietary interest in the Corporation. Further, the availability and offering of stock options under the Plan supports and encourages non-employee directors to remain as directors of the Corporation.

     The Plan terminates on the earlier of: (i) March 12, 2009; (ii) the date on which all options granted under the Plan have expired; or (iii) the date on which all options granted under the Plan have been exercised in full. In addition, the Plan and Options granted thereunder will terminate upon the dissolution and liquidation of the Corporation, unless otherwise provided for in such transaction.

     The Board of Directors of the Corporation, as administrators of the Plan, has the right to cancel at any time any non-vested unexercised Options awarded under the Plan if an Optionee engages in conduct which the Board determines to be detrimental to the best interests of the Corporation. In addition, the Board of Directors may, at any time and from time to time, amend, suspend or terminate the Plan and may amend the form of the Option Agreement; provided, however, that
                                                         ------------------
any such amendment, suspension, termination or modification shall not: (i) without the consent of an Optionee, affect the Optionee's rights under an Option previously granted to him; (ii) change the maximum number of shares for which Options may be granted; (iii) change the Option prices; (iv) change the period during which Options may be granted or exercised; (v) change the provisions relating to the class of person eligible to receive Options granted under the Plan; or (vi) change the provisions relating to adjustments to be made upon changes in the capitalization of the Corporation.

     3. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     4. The Plan is administered by the Board of Directors of the Corporation, who are divided into three separate classes. Each class serves a three-year term, with one class being elected each year by the shareholders of the Corporation. Members of the Corporation's Board of Directors are elected, and may be removed, in any manner consistent with the Corporation's Articles of Incorporation, as amended, its by-laws, as amended, and the Delaware General Corporation Laws.

     The Board of Directors has the right to, among other things, fix the price, terms and conditions for the grant or exercise of any option. The purchase price of the stock under each Option is determined by the Board, but in no event shall it be less than one hundred percent of the fair market value of the stock at the time such Option is granted. "Fair market value" means: (i) when the stock is listed on any stock exchange, the average between the high and low quoted sales price for the immediately preceding one-month period prior to the determination of the fair market value; (ii) when the stock is not so listed, the average between the daily bid and ask price on any over-the-counter market over the immediately preceding one month period prior to the determination of the fair market value; or (iii) when the stock is not so listed or traded, the fair market value shall be determined by the Board in good faith. The stock is, as of the date hereof, traded on the New York Stock Exchange.

 (b) Securities to be Offered
     ------------------------

 1. The title of the securities being offered is the Corporation's Common Stock, par value $0.10 per share. Pursuant to the Plan, options to purchase a total of 15,000 shares of Common Stock may be issued. If any option granted under the Plan shall terminate or expire, in whole or in part, the shares so released may be the subject of additional options granted under the Plan. The Corporation is obligated to reserve and keep available such number of shares of stock necessary to satisfy the requirements of all outstanding options and grants under the Plan.

 2. The Common Stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.


 (c) Non-Employee Directors Who May Participate
     ------------------------------------------

 Non-employee directors of the Corporation shall be eligible for selection to participate in the Plan by the Board from time to time. Directors of the Corporation who are employees or officers of the Corporation are not eligible to participate in the Plan. In addition, Brion Wise, Bill Sanderson, Walter Stonehocker, Dean Phillips and Ward Sauvage are not eligible at any time to participate in or receive any options granted pursuant to the Plan. No Director who is eligible to participate in the Plan, or in any other similar plan of the Corporation, shall have the right to participate in the discussion of or to vote or decide upon any matter relating to the Plan.

 (d) Purchase and Payment for Securities
     -----------------------------------

 1. and 2. The period during which you may exercise your Option, the manner in which you may exercise it, along with the price and other terms of exercise are discussed in the attachment entitled "INFORMATION REGARDING THE NON-EMPLOYEE DIRECTORS' STOCK OPTION". The Corporation is not required to issue Common Stock pursuant to an attempted exercise of an Option if the issuance of such shares would constitute or result in a violation by you or the Corporation of any law, statute or regulation or any governmental authority. There is currently filed with the Securities and Exchange Commission a registration statement on Form S-8 that registers the shares of Common

Stock issuable upon exercise of the Options. In the absence of such registration statement, the Corporation could require you to provide the Corporation with a written statement that you are acquiring the shares for investment purposes and not with a view to distribution. The shares of Common Stock reserved for issuance pursuant to the Plan have been listed with the New York Stock Exchange.

  No adjustment shall be made to the number of shares to be issued pursuant to the Plan or any Option granted thereunder as a result of dividends (ordinary or extraordinary, whether in cash, securities, or other properties) or distributions or other rights for which the record date is prior to the date certificates representing shares of Common Stock purchased pursuant to an Option, except as discussed in section "Adjustments for Corporate Reorganizations" in the attachment entitled INFORMATION REGARDING THE OPTIONS GRANTED PURSUANT TO THE NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN".

  3. and 4. The Directors to whom Options are granted do not make any contributions to the Plan, but upon exercise of an Option, such Director must pay to the Corporation the exercise price set forth in such Director's Stock Option Agreement with the Corporation.

  5. Directors who have been granted options will receive no statements regarding the amount and status of their accounts. However, each participating Director will receive a copy of the Corporation's annual report and quarterly reports and may contact Investor Relations at (303) 452-5603 regarding any questions about the Plan or their ability to exercise their Option.

  6. The Common Stock to be purchased upon the exercise of an Option shall be purchased from the Corporation's treasury and such exercise shall not involve any fees, commission or charges, other than payment of the exercise price.

  (e) Resale Restrictions
      -------------------

  Trading of the Common Stock of the Corporation received upon exercise is restricted by "Blackout Periods", as announced by the Corporation and other restrictions discussed in the Corporation's Insider Trading Memorandum, along with federal and state laws governing trading on the basis of insider information and trading by directors of a corporation. The shares of Common Stock issuable upon exercise of an Option have been registered with the Securities and Exchange Commission pursuant to a registration statement on Form S-8.

  (f) Tax Effects
      -----------

  The tax consequences to you of exercising an Option are discussed in the attachment entitled "INFORMATION REGARDING THE NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN" under the heading "Tax Consequences".

  The Corporation is permitted a federal income tax deduction equal to the amount of ordinary income you are required to recognize as a result of the exercise of an Option.

  (g) Investment of Funds
      -------------------

Not Applicable.

  (h) Withdrawal from Plan; Assignment of Interest
      --------------------------------------------

  See the section "Rights If No Longer a Director; Change in Control" in the attachment entitled "INFORMATION REGARDING THE NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN". You may not transfer any option rights under the Plan, other than by will or the laws of descent and distribution. No such option rights may be assigned, pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process.

  (i) Forfeitures and Penalties
      -------------------------

  If you cease to be a Director prior to the time any portion of your Option vests (other than because of death, disability or after a "Change in Control", other than for cause), you forfeit all your rights relating to such portion that has not yet vested. For a discussion of the effect of a "Change in Control", see the section "Rights If No Longer a Director; Change in Control" in the attachment entitled "INFORMATION REGARDING THE NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN". In addition, the Board of Directors may cancel and terminate any non-vested Option if the Board of Directors determines that you have acted in a manner detrimental to the interests of the Corporation.

  (j) Charges and Deductions and Liens Thereof
      ----------------------------------------

  Other than the exercise price, you will not be subject to any charges and your property shall not be subject to any liens as a result of your participation in the Plan.


                          AVAILABILITY OF ADDITIONAL
                  INFORMATION AND INCORPORATION BY REFERENCE

     You have the right to receive without charge, upon written or oral request, the documents that have been incorporated by reference into the Corporation's Registration Statement on Form S-8 relating to the Non-Employee Directors' Stock
Option Plan, dated January 24, 2000, as 333-       filed with the Securities and
Exchange Commission (registration number 333-        ). This request should be
directed to Investor Relations at (303) 452-5603. These documents have been incorporated by reference into this Prospectus. Upon written or oral request from you directed to Investor Relations at (303) 452-5603, the Corporation shall supply you with an additional copy of its annual report for its latest fiscal year without charge.

March 12, 1999


                      THIS DOCUMENT CONSISTUTES PART OF A
                   PROSPECTUS COVERING SECURITIES THAT HAVE
               BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                     INFORMATION REGARDING OPTIONS GRANTED
             PURSUANT TO NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

       This document contains certain information regarding Options granted pursuant to Western Gas Resources, Inc.'s Non-Employee Directors' Stock Option Plan (the "Plan") to purchase shares of common stock, par value $.10 per share (the "Common Stock") of Western Gas Resources, Inc., a Delaware corporation (the "Corporation").

WHEN YOUR OPTION MAY BE EXERCISED

You earn the right to exercise your option according to the following vesting schedule:

(i) Commencing on the later of March 12, 2000, or one year from the date of grant of your Option, you shall have the right toe exercise thirty-three and one-third percent (33-1/3%) of your Option, i.e., one-third of the shares of Common Stock covered by your option;

(ii) Commencing on the later of March 12, 2001, or two years from the date of grant of your Option, you shall have the right to exercise an additional thirty-three and one-third percent (33-1/3%) of your Option;

(iii) Commencing on the later of March 12, 2002, or three years from the date of grant of your Option, you shall have the right to exercise an additional thirty-three and one-third percent (33-1/3%) of your Option.

       Your right to purchase Common Stock pursuant to your Option shall be cumulative, so that on the third anniversary of the date the options were granted, you shall have the right to exercise one hundred percent of the Option; provided, however, your Option will terminate ten years after it has been
-----------------
granted and you will no longer be able to exercise any portion of your option after that date.

CANCELLATION FOR DETRIMENTAL ACTS

       The Board of Directors may, at any time, cancel the non-vested portion of your Option if the Board determines that you have engaged in conduct detrimental to the best interests of the Corporation.

RIGHTS IF NO LONGER A DIRECTOR; CHANGE IN CONTROL

     If you cease to be a Director of the Corporation for any reason other than:
(i) death or disability (as hereinafter defined); or (ii) dishonesty or commission of a crime; you may exercise the Option at any time within three months after termination, to the extent that your Option was exercisable as of the date of termination; provided, however, if there is a "Change in Control" of the Corporation, then all of the Options granted to you under the Plan become one hundred percent (100%) exercisable and you may exercise those Options at any time within three months after termination. All unexercised Options or portions thereof, shall terminate upon expiration of such three month period, or immediately if you cease to be a Director because of dishonesty or the commission of a crime.

     A "Change in Control" occurs on the date any person or persons acting as a group acquires ownership of stock in the Corporation, that gives such person or group more than forty-five percent of the total fair market value or total voting power of the Common Stock of the Corporation. For these purposes, the acquisition of stock of the Corporation by Brion Wise, Walter Stonehocker, Bill Sanderson, Dean Phillips, Ward Sauvage, and or any corporation, partnership or other entity in which any of the foregoing people and or members of their immediate family own, individually or in the aggregate, more than forty percent of the outstanding ownership interest, shall not be counted as a Change in Control.

     If you die while you are a Director of the Corporation or cease to be a Director as a result of a disability, all of the Options granted to you shall become one hundred percent (100%) exercisable, without regard to the vesting schedule. In such event, your Option may be exercised by you, or, in the event of your death, by the person or persons to whom your rights under the Option pass by will or by the applicable laws of descent and distribution; provided, however, that no such Option may be exercised after 180 days from the later of the date of death, or the date you decease to be a director as a result of disability, whichever is applicable. You will be found to be "disabled" if you are unable to engage in any active gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death, or which has lasted, or can be expected to last, for a continuous period of not less than twelve months.


DATE ALL UNEXERCISED OPTIONS TERMINATE

     Subject to the provisions described above relating to your right to exercise a vested Option after you cease to be a Director or die or become disabled, you may exercise your Option as to all, or any whole part, of the total shares which have vested. However, pursuant to the Plan, no Option may be exercised later than ten years after granted, no Option may be granted after March 12, 2009, and the Plan terminates on March 12, 2009.

RIGHTS UPON A CORPORATE REORGANIZATION

     If there is any capital reorganization, or consolidation or merger of the Corporation with another corporation or corporations, or any sale of all or substantially all of the Corporation's profits and assets to any other corporation or corporations, the Corporation is obligated, pursuant to the Plan, to take such action as shall be necessary to enable you to receive, in lieu of shares of Common Stock, upon any subsequent exercise of your Option, such securities or other assets as were issued or payable upon such reorganization, consolidation, merger or sale, in respect of, or in exchange for shares of Common Stock.


PROCEDURE TO FOLLOW SHOULD YOU DECIDE TO EXERCISE YOUR OPTION

     In order to exercise your Option, you must give written notice to the Corporation in a form satisfactory to the Board of Directors. Please notify Investor Relations by calling (303) 452-5603 that you have sent written notice. In order to avoid delays, please use the form attached, which should be mailed, along with payment, to the following address:

                          Western Gas Resources, Inc.
                           Attn:  Investor Relations
                              12200 N. Pecos St.
                            Denver, CO  80234-3439

     Please note that if your notice does not include payment in full for the number of shares you elect to purchase, the notice will be returned to you. Payment may be made by certified check, money order or wire transfer. Upon receipt of your notice and payment, we will further notify our Transfer Agent to issue a stock certificate to you representing the number of shares for which you exercised your option. Allow thirty (30) days for receipt of your certificate. If you have any questions about your stock certificate, contact EquiServe, L.P. at (800) 736-3001.


TAX CONSEQUENCES

     The following is a brief summary of the principal United States federal income tax consequences under current federal income tax laws relating tot he Options. This summary is not intended to be exhaustive and does not describe, among other things, state, local or foreign income and other tax consequences. It is suggested that you consult your tax and/or financial advisor before deciding to exercise any Option.

     The grant of an Option pursuant to the Plan is not a taxable event for federal income tax purposes. Pursuant to Section 83 ("Section 83") of the Internal Revenue Code of 1986, as amended, you will not recognize income upon the exercise of your option because as a Director of the Corporation, you are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to short-swing profits. Section 83 provides that you will be deemed to have received ordinary income six months after you exercise your Option; provided, however, that pursuant to Section 83(b), you may elect to be taxed upon the date of exercise. Please indicate on your Notice to Exercise whether you elect to be taxed upon exercise of your Option pursuant to Section 83.


                          AVAILABILITY OF ADDITIONAL
                  INFORMATION AND INCORPORATION BY REFERENCE


     You have the fight to receive without charge, upon written or oral request, the documents that have been incorporated by reference into the Corporation's Registration Statement on Form S-8 relating to the Non-Employee Directors' Stock Option Plan, dated January 24, 1999, as filed with the Securities and Exchange
Commission (registration number 333-      ). This request should be director to
Investor Relations at (303) 452-5603. These documents have been incorporated by reference into this Prospectus. Upon written or oral request from you directed to Investor Relations at (303) 452-5603, the Corporation shall supply you with an additional copy of its annual report for its latest fiscal year without charge.

                          WESTERN GAS RESOURCES, INC.
                NON-EMPLOYEE DIRECTORS' STOCK OPTION AGREEMENT


     THIS AGREEMENT, made as of March 12, 1999, by and between Western Gas Resources, Inc. (hereinafter called the "Corporation"), a Delaware corporation, and __________, a director of the Corporation (hereinafter called the "Optionee").

                                   RECITALS:

A. The Optionee is eligible as a director of the Corporations to participate in the Western Gas Resources, Inc. Non-Employee Director's Stock Option Plan (the "Plan").

B. The Board of Directors of the Corporation considers it desirable and in the Corporation's best interests that the Optionee be given an opportunity to purchase shares of its Common Stock in furtherance of the Plan to provide incentive for the Optionee to remain as a director of the Company and to promote the success of the Corporation.

     NOW THEREFORE, in consideration of the premises, it is agreed as follows:

     1.  Grant of Option.  The Corporation hereby grants as of March 12, 1999
         ---------------
(the "Grant Date") to the Optionee the right, privilege and option to purchase 5,000 shares of the Common Stock par value $0.10 (the "Common Stock") of the Corporation, at a purchase price of Five Dollars and 12/100ths ($5.12) per share in the manner and subject to the conditions hereafter provided. Said purchase price is not less than the Fair Market Value (as that term is defined in the Plan) of the shares of Common Stock of the Corporation at the time this option was granted.

     2.  Period of Exercise of Option.  This Option may be exercised in whole or
         ----------------------------
in part, or in installments, from time to time, with respect to the shares covered hereby, in the amounts and at the times specified below. The Option or any portion thereof, once it becomes exercisable as specified below, shall remain exercisable until it shall expire in accordance with the provisions of this Agreement.

     (a) Notwithstanding anything herein to the contrary, no Option or portion thereof granted under this Agreement may be exercised after the earlier of (i) five (5) years after the date the Optionee has the right to exercise such Option or portion thereof, in accordance with paragraph 2(b) below; or (ii) ten (10) years after the Option is granted.

     (b) Except as expressly provided in Section 2(e), below, an Optionee shall become entitled to exercise that portion of the Option and to purchase the percentage of the Common stock subject to the Option in accordance with the following schedule:

     (1) Commencing one (1) year from the Grant Date, the Optionee shall have the right to exercise thirty-three and one-third percent (33-1.3%) of the Option and to purchase an additional thirty-three and one-third percent (33-1/3%) subject to the Option.

     (2) Commencing two (2) years from the Grant Date, the Optionee shall have the right to exercise thirty-three and one-third percent (33-1.3%) of the Option and to purchase an additional thirty-three and one-third percent (33-1/3%) subject to the Option.

     (3) Commencing three (3) years from the Grant Date, the Optionee shall have the right to exercise thirty-three and one-third percent (33-1.3%) of the Option and to purchase an additional thirty-three and one-third percent (33-1/3%) subject to the Option.

     The Optionee's right to purchase Shares subject to the Option shall be cumulative, so that three (3) years from the Grant Date, the Optionee shall be entitled to exercise one hundred percent (100%) of the Option and to purchase all of the Common Stock subject to the Option, subject to all of the provisions of this Agreements.

     (c) Except as provided in Sections 2(d) and 2(e), an Optionee may exercise an Option only if, at the time such Option is exercised, such Optionee is a director of, and has continuously since the grant of the Option, been a director of the Corporation or any subsidiary, parent, or predecessor of the Corporation.

     (d) If an Optionee ceases to be a director for any reason other than (i) his or her death or disability; or (ii) his or her discharge for dishonesty or commission of a crime, the Optionee may, within three (3) months thereafter, and subject to provisions of Sections 2(a), (b) and (c), exercise the Option to the extent that the Option was exercisable as of the date of the Optionee ceased to be a director. All unexercised Options, or portions thereof, shall terminate, be forfeited, and shall lapse upon expiration of said three (3) month period, or immediately if the Optionee ceases to be a director of the Corporation for any of the reasons set forth in (ii), above.

     (e) If an Optionee dies or becomes disabled while he is a director of the Corporation or ceases to be a director as a result of disability, all of the Options granted to such employee shall become one hundred percent (100%) exercisable, without regard to the provisions of Section 2(b), above. In such event, the Options may be exercised by the disabled director, or the person or persons to whom his or her rights under the Option shall pass by will, or by the applicable laws of descent and distribution; provided, however, that no such
                                             -----------------
Option may be exercised after 180 days from such directors' s date of death, or the date Optionee ceases to be a director as a result of disability, whichever is applicable. Upon expiration of said period, all unexercised Options, or portions thereof, shall terminate, be forfeited, and shall lapse.

     (f) Notwithstanding the provision of Section (b), above, in the event (1) there is a "Change of Control" of the Corporation; and (2) the Optionee is removed as a director of the Corporation without cause, then all of the options granted to such Optionee under this Agreement shall become one hundred percent (100%) exercisable, subject to the other provisions of this Section 2. For these purposes, a Change of Control of the Corporation will occur on the date any person, or more than one person acting as a group, acquires ownership of stock in the Corporation, and together with stock held by such person or persons possesses more that forty-five percent (45%) of the total; fair market value or total voting power of the Common Stock of the Corporation. For these purposes, the acquisition of stock of the Corporation by Brian G.

Wise, Walter L. Stonehocker, Bill M. Sanderson, Dean Phillips, Ward Sauvage, and/or any corporation, partnership, or other entity in which any of the foregoing people and/or members of their immediate family own, individually or in the aggregate, more than forty (40%) percent of the outstanding ownership interests, shall not be counted as a Change of Control.

3.   Method of Exercise.
     ------------------

     (a) To exercise an Option, the Optionee, or his or her successors, shall give written notice to the Treasurer of the Corporation, at the Corporation's principal office, accompanied by full payment of the Common Stock being purchased. If the Option is exercised by the successor of the Optionee, following his or her death, proof shall be submitted, satisfactory to the Board, of the right of the successor to exercise the Option. The Corporation shall not be required to transfer or deliver any certificate or certificates for shares purchased upon any such exercise of said option: (a) until after compliance with all then applicable requirements of law; and (b) prior to admission of such shares to listing on any stock exchange on which the stock may then be listed. In no event shall the Corporation be required to issue fractional shares to the Optionee.

     4.  Limitation Upon Exercise.  The option is not transferable by the
         ------------------------
Optionee otherwise than by will or the laws of descent and distribution and is exercisable, during the lifetime of Optionee, only by the Optionee.

     5.  Limitation Upon Transfer.   Except as otherwise provided hereto, the
         ------------------------
option and all rights granted hereunder shall not be transferred by the Optionee, and may not be assigned, pledged, or hypothecated in any way and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer the option, or to assign, pledge, hypothecate or otherwise dispose of such Option or of any rights granted hereunder, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such option or such rights, such option and such rights shall immediately become null and void.

     6.  Stock Adjustment.   In the event of any change in Common Stock of the
         ----------------
Corporation, by reason of a stock split, stock dividend, recapitalization, exchange of shares, or other transaction, the number of shares remaining subject to the option and the option price per share shall be appropriately adjusted by the Board of Directors.

     7.  Corporate Reorganization.  If there shall be any capital reorganization
         ------------------------
or consolidation or merger of the Corporation with another corporation or corporations, or any sale of all or substantially all of the Corporation's properties and assets to any other corporation, the Corporation shall take such action as may be necessary to enable the Optionee to receive upon any subsequent exercise of such option, in whole or in part, in lieu of shares of Common Stock, securities or other assets as were issuable or payable upon such reorganization, consolidation, merger or sale in respect of, or in exchange for such shares of Common Stock.

     8.  Rights of Stockholders.  Neither the Optionee, his or her legal
         ----------------------
representative, nor other persons entitled to exercise the option shall be or have any rights of a stockholder in the

Company in respect of the shares issuable upon exercise of the option granted hereunder, unless and until certificates representing such shares shall have been delivered pursuant to the terms hereof.

     9.   Rights of Director.  Nothing contained in this Agreement shall confer
          ------------------
upon Optionee any right to continue to remain as a director of the Corporation.

     10.  Stock Reserved.  The Company shall at all times during the term of
          ---------------
this Agreement reserve and keep available such number of shares of its Common Stock as will be sufficient to satisfy the terms of this Agreement.

     11.  Binding Effect.  This Agreement shall be binding upon and inure to the
          ---------------
benefit of any successor or successors of the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

WESTERN GAS RESOURCES, INC.



By:___________________________



______________________________
Optionee